BofA Finance LLC Contingent Income Auto-Callable Yield Notes Fully and Unconditionally Guaranteed by Bank of America Corporation Bank of America Filed pursuant to Rule 433 Registration Statement No 333-234425-01 Terms of the Notes The Contingent Income Auto-Callable Yield Notes Linked to the Least Performing of the Common Stock of Darden Restaurants, Inc. and the Common Stock of The TJX Companies, Inc. (the “Notes”) provide a monthly Contingent Coupon Payment of $10.8334 on the applicable Contingent Payment Date if, on the related monthly Observation Date, the Observation Value of each Underlying Stock is greater than or equal to its Coupon Barrier. Beginning in February 2021, if the Observation Value of each Underlying Stock is greater than or equal to its Starting Value on the relevant Observation Date occurring each quarter, the Notes will be automatically called, in whole but not in part, at an amount equal to 100% of the principal amount, together with the relevant Contingent Coupon Payment. No further amounts will be payable following an Automatic Call. If the Notes are not automatically called, at maturity you will receive the Redemption Amount, calculated as described under “Redemption Amount Determination”. Issuer: BofA Finance LLC (“BofA Finance”) Guarantor: Bank of America Corporation (“BAC”) Term: Approximately 2 years, unless previously automatically called. Underlying Stocks: The common stock of Darden Restaurants, Inc. and the common stock of The TJX Companies, Inc. Pricing and Issue Dates*: August 25, 2020 and August 28, 2020, respectively Observation Dates†*: Monthly. Please see the Preliminary Pricing Supplement for further details. Coupon Barrier: For each Underlying Stock, 50% of its Starting Value. Threshold Value: For each Underlying Stock, 50% of its Starting Value. Contingent Coupon Payment*: If, on any monthly Observation Date, the Observation Value of each Underlying Stock is greater than or equal to its Coupon Barrier, we will pay a Contingent Coupon Payment of $10.8334 per $1,000 in principal amount of Notes (equal to a rate of 1.08334% per month or 13.00% per annum) on the applicable Contingent Payment Date (including the Maturity Date). Automatic Call: Beginning in February 2021, all (but not less than all) of the Notes will be automatically called if the Observation Value of each Underlying Stock is greater than or equal to its Starting Value on the relevant Observation Date occurring each quarter. If the Notes are automatically called the Early Redemption Amount will be paid on the applicable Contingent Payment Date. Early Redemption Amount: For each $1,000 in principal amount of Notes, $1,000 plus the applicable Contingent Coupon Payment. Initial Estimated Value Range: $880-$920 per Note. Underwriting Discount:* $32.50 (3.25% of the public offering price) per Note. CUSIP: 09709TK26 Preliminary Pricing Supplement: [*] * Subject to change. † Subject to adjustment. Please see the Preliminary Pricing Supplement for further details. Redemption Amount Determination (assuming the Notes have not been automatically called) Hypothetical Returns at Maturity Underlying Stock Return of the Least Performing Underlying Stock Redemption Amount per Note Return on the Notes(1) 60.00% $1,010.8334(2) 1.08334% 50.00% $1,010.8334 1.08334% 40.00% $1,010.8334 1.08334% 30.00% $1,010.8334 1.08334% 20.00% $1,010.8334 1.08334% 10.00% $1,010.8334 1.08334% 5.00% $1,010.8334 1.08334% 2.00% $1,010.8334 1.08334% 0.00% $1,010.8334 1.08334% -10.00% $1,010.8334 1.08334% -20.00% $1,010.8334 1.08334% -30.00% $1,010.8334 1.08334% -50.00%(3) $1,010.8334 1.08334% -50.01% $499.9000 -50.01000% -60.00% $400.0000 -60.00000% -100.00% $0.0000 -100.00000% (1) The “Return on the Notes” is calculated based on the Redemption Amount and potential final Contingent Coupon Payment, not including any Contingent Coupon Payments paid prior to maturity. (2) This amount represents the sum of the principal amount and the final Contingent Coupon Payment. (3) This is the Underlying Return which corresponds to the Coupon Barrier and the Threshold Value of the Least Performing Underlying Stock. Yes No You will receive: $1,000 You will receive per $1,000 Note: $1,000 + ($1,000 x the Underlying Stock Return of the Least Performing Underlying Stock) In this case the Redemption Amount will be less than 50% of the principal amount and could be zero Is the Ending Value of the Least Performing Underlying Stock greater than or equal to its Threshold Value? BofA Finance LLC Contingent Income Auto-Callable Yield Notes Fully and Unconditionally Guaranteed by Bank of America Corporation Risk Factors • Your investment may result in a loss; there is no guaranteed return of principal. • Your return on the Notes is limited to the return represented by the Contingent Coupon Payments, if any, over the term of the Notes • The Notes are subject to a potential Automatic Call, which would limit your ability to receive the Contingent Coupon Payments over the full term of the Notes. • You may not receive any Contingent Coupon Payments and the Notes do not provide for any regular fixed coupon payments. • Your return on the Notes may be less than the yield on a conventional debt security of comparable maturity. • Any payments on the Notes are subject to our credit risk and the credit risk of the Guarantor, and any actual or perceived changes in our or the Guarantor’s creditworthiness are expected to affect the value of the Notes. • The public offering price you pay for the Notes will exceed their initial estimated value. • We cannot assure you that a trading market for your Notes will ever develop or be maintained. • The Contingent Coupon Payment, Early Redemption Amount or Redemption Amount, as applicable, will not reflect the prices of the Underlying Stocks other than on the Observation Dates or the Valuation Date, as applicable. • Because the Notes are linked to the least performing (and not the average performance) of the Underlying Stocks, you may not receive any return on the Notes and may lose some or all of your principal amount even if the Observation Value or Ending Value of one Underlying Stock is always greater than or equal to its Coupon Barrier or its Threshold Value, as applicable. • The terms of the Notes will not be adjusted for all corporate events that could affect an issuer of an Underlying Stock. You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer on the date the Notes are priced. We reserve the right to change the terms of, or reject any offer to purchase, the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase. Please see the Preliminary Pricing Supplement for complete product disclosure, including related risks and tax disclosure. This fact sheet is a summary of the terms of the Notes and factors that you should consider before deciding to invest in the Notes. BofA Finance has filed a registration statement (including preliminary pricing supplement, product supplement, prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this fact sheet relates. Before you invest, you should read this fact sheet together with the Preliminary Pricing Supplement dated July 29, 2020, Product Supplement STOCK-1 dated January 8, 2020 and Prospectus Supplement and Prospectus dated December 31, 2019 to understand fully the terms of the Notes and other considerations that are important in making a decision about investing in the Notes. If the terms described in the applicable Preliminary Pricing Supplement are inconsistent with those described herein, the terms described in the applicable Preliminary Pricing Supplement will control. You may get these documents without cost by visiting EDGAR on the SEC Web site at sec.gov or by clicking on the hyperlinks to each of the respective documents incorporated by reference in the Preliminary Pricing Supplement. Alternatively, BofA Finance, any agent or any dealer participating in this offering will arrange to send you the Preliminary Pricing Supplement, Product Supplement STOCK-1 and Prospectus Supplement and Prospectus if you so request by calling toll-free at 1-800-294-1322.

BofA Finance LLC Contingent Income Auto-Callable Yield Notes Fully and Unconditionally Guaranteed by Bank of America Corporation Bank of America Filed pursuant to Rule 433 Registration Statement No 333-234425-01 Terms of the Notes The Contingent Income Auto-Callable Yield Notes Linked to the Least Performing of the Common Stock of Darden Restaurants, Inc. and the Common Stock of The TJX Companies, Inc. (the “Notes”) provide a monthly Contingent Coupon Payment of $10.8334 on the applicable Contingent Payment Date if, on the related monthly Observation Date, the Observation Value of each Underlying Stock is greater than or equal to its Coupon Barrier. Beginning in February 2021, if the Observation Value of each Underlying Stock is greater than or equal to its Starting Value on the relevant Observation Date occurring each quarter, the Notes will be automatically called, in whole but not in part, at an amount equal to 100% of the principal amount, together with the relevant Contingent Coupon Payment. No further amounts will be payable following an Automatic Call. If the Notes are not automatically called, at maturity you will receive the Redemption Amount, calculated as described under “Redemption Amount Determination”. Issuer: BofA Finance LLC (“BofA Finance”) Guarantor: Bank of America Corporation (“BAC”) Term: Approximately 2 years, unless previously automatically called. Underlying Stocks: The common stock of Darden Restaurants, Inc. and the common stock of The TJX Companies, Inc. Pricing and Issue Dates*: August 25, 2020 and August 28, 2020, respectively Observation Dates†*: Monthly. Please see the Preliminary Pricing Supplement for further details. Coupon Barrier: For each Underlying Stock, 50% of its Starting Value. Threshold Value: For each Underlying Stock, 50% of its Starting Value. Contingent Coupon Payment*: If, on any monthly Observation Date, the Observation Value of each Underlying Stock is greater than or equal to its Coupon Barrier, we will pay a Contingent Coupon Payment of $10.8334 per $1,000 in principal amount of Notes (equal to a rate of 1.08334% per month or 13.00% per annum) on the applicable Contingent Payment Date (including the Maturity Date). Automatic Call: Beginning in February 2021, all (but not less than all) of the Notes will be automatically called if the Observation Value of each Underlying Stock is greater than or equal to its Starting Value on the relevant Observation Date occurring each quarter. If the Notes are automatically called the Early Redemption Amount will be paid on the applicable Contingent Payment Date. Early Redemption Amount: For each $1,000 in principal amount of Notes, $1,000 plus the applicable Contingent Coupon Payment. Initial Estimated Value Range: $880-$920 per Note. Underwriting Discount:* $32.50 (3.25% of the public offering price) per Note. CUSIP: 09709TK26 Preliminary Pricing Supplement: [*] * Subject to change. † Subject to adjustment. Please see the Preliminary Pricing Supplement for further details. Redemption Amount Determination (assuming the Notes have not been automatically called) Hypothetical Returns at Maturity Underlying Stock Return of the Least Performing Underlying Stock Redemption Amount per Note Return on the Notes(1) 60.00% $1,010.8334(2) 1.08334% 50.00% $1,010.8334 1.08334% 40.00% $1,010.8334 1.08334% 30.00% $1,010.8334 1.08334% 20.00% $1,010.8334 1.08334% 10.00% $1,010.8334 1.08334% 5.00% $1,010.8334 1.08334% 2.00% $1,010.8334 1.08334% 0.00% $1,010.8334 1.08334% -10.00% $1,010.8334 1.08334% -20.00% $1,010.8334 1.08334% -30.00% $1,010.8334 1.08334% -50.00%(3) $1,010.8334 1.08334% -50.01% $499.9000 -50.01000% -60.00% $400.0000 -60.00000% -100.00% $0.0000 -100.00000% (1) The “Return on the Notes” is calculated based on the Redemption Amount and potential final Contingent Coupon Payment, not including any Contingent Coupon Payments paid prior to maturity. (2) This amount represents the sum of the principal amount and the final Contingent Coupon Payment. (3) This is the Underlying Return which corresponds to the Coupon Barrier and the Threshold Value of the Least Performing Underlying Stock. Yes No You will receive: $1,000 You will receive per $1,000 Note: $1,000 + ($1,000 x the Underlying Stock Return of the Least Performing Underlying Stock) In this case the Redemption Amount will be less than 50% of the principal amount and could be zero Is the Ending Value of the Least Performing Underlying Stock greater than or equal to its Threshold Value? BofA Finance LLC Contingent Income Auto-Callable Yield Notes Fully and Unconditionally Guaranteed by Bank of America Corporation Risk Factors • Your investment may result in a loss; there is no guaranteed return of principal. • Your return on the Notes is limited to the return represented by the Contingent Coupon Payments, if any, over the term of the Notes • The Notes are subject to a potential Automatic Call, which would limit your ability to receive the Contingent Coupon Payments over the full term of the Notes. • You may not receive any Contingent Coupon Payments and the Notes do not provide for any regular fixed coupon payments. • Your return on the Notes may be less than the yield on a conventional debt security of comparable maturity. • Any payments on the Notes are subject to our credit risk and the credit risk of the Guarantor, and any actual or perceived changes in our or the Guarantor’s creditworthiness are expected to affect the value of the Notes. • The public offering price you pay for the Notes will exceed their initial estimated value. • We cannot assure you that a trading market for your Notes will ever develop or be maintained. • The Contingent Coupon Payment, Early Redemption Amount or Redemption Amount, as applicable, will not reflect the prices of the Underlying Stocks other than on the Observation Dates or the Valuation Date, as applicable. • Because the Notes are linked to the least performing (and not the average performance) of the Underlying Stocks, you may not receive any return on the Notes and may lose some or all of your principal amount even if the Observation Value or Ending Value of one Underlying Stock is always greater than or equal to its Coupon Barrier or its Threshold Value, as applicable. • The terms of the Notes will not be adjusted for all corporate events that could affect an issuer of an Underlying Stock. You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer on the date the Notes are priced. We reserve the right to change the terms of, or reject any offer to purchase, the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase. Please see the Preliminary Pricing Supplement for complete product disclosure, including related risks and tax disclosure. This fact sheet is a summary of the terms of the Notes and factors that you should consider before deciding to invest in the Notes. BofA Finance has filed a registration statement (including preliminary pricing supplement, product supplement, prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this fact sheet relates. Before you invest, you should read this fact sheet together with the Preliminary Pricing Supplement dated July 29, 2020, Product Supplement STOCK-1 dated January 8, 2020 and Prospectus Supplement and Prospectus dated December 31, 2019 to understand fully the terms of the Notes and other considerations that are important in making a decision about investing in the Notes. If the terms described in the applicable Preliminary Pricing Supplement are inconsistent with those described herein, the terms described in the applicable Preliminary Pricing Supplement will control. You may get these documents without cost by visiting EDGAR on the SEC Web site at sec.gov or by clicking on the hyperlinks to each of the respective documents incorporated by reference in the Preliminary Pricing Supplement. Alternatively, BofA Finance, any agent or any dealer participating in this offering will arrange to send you the Preliminary Pricing Supplement, Product Supplement STOCK-1 and Prospectus Supplement and Prospectus if you so request by calling toll-free at 1-800-294-1322.